UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2021

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36061	46-2346314
(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	BNFT	Nasdaq Global Market

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed on June 8, 2020 by Benefitfocus, Inc. (the “Company”), on June 4, 2020, concurrent with the Company closing the transactions contemplated by a preferred stock purchase agreement, the Company entered into a co-sale and voting agreement (the “Voting Agreement”) with BuildGroup LLC, a Delaware limited liability company and significant stockholder of the Company (“BuildGroup”), and Mason R. Holland, Jr., a founder of the Company, the Executive Chairman of the Company’s board of directors (the “Board”) and a significant stockholder of the Company (the Company, BuildGroup and Mr. Holland, collectively, the “Parties”).

On January 26, 2021, and in connection with Mr. Holland entering into an advisory agreement, as disclosed below, the Parties elected to amend the Voting Agreement (the “Amended and Restated Voting Agreement”). Pursuant to the Amended and Restated Voting Agreement, the Parties agreed, among other things, to terminate the provision which required BuildGroup and Mr. Holland to vote their shares in favor of Mr. Holland, as a director, and the directors appointed by the holders of the Company’s Series A Preferred Stock.

The foregoing summary of the material terms of the Amended and Restated Voting Agreement is subject to the full and complete terms of the agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mason Holland Advisory Agreement

On January 26, 2021, the Company decided to eliminate the position of Executive Chairman and announced that Mason R. Holland, Jr. would step down from his position as Executive Chairman and a member of the Board, to be effective at the Company’s 2021 annual stockholder meeting (the “Conversion Date”). On January 26, 2021, the Board determined to appoint current independent member of the Board, Douglas A. Dennerline, to the position of independent Chairman of the Board, to be effective on the Conversion Date. Following the Conversion Date, Mr. Holland will remain an advisor to the Company. Mr. Holland’s transition was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with his transition, the Company and Mr. Holland entered into an advisory and board observation agreement dated January 26, 2021 (the “Advisory Agreement”), which amends certain terms of Mr. Holland’s employment agreement, dated January 19, 2007 (the “Employment Agreement”). Pursuant to the Advisory Agreement, following the Conversion Date and until the one year anniversary of the Conversion Date (the “Advisor Period”), Mr. Holland will serve as an advisor to the Company and Chairman Emeritus of the Board. The Advisor Period can be extended annually by mutual agreement of the Company and Mr. Holland. During the Advisor Period, the Company will pay Mr. Holland 75% of the compensation paid to a non-employee director under the Company’s standard non-employee director compensation program.

Additionally, during the term of the Advisor Period and in accordance with his position as Chairman Emeritus, Mr. Holland may attend meetings of the Board and its committees in a non-voting capacity, subject to certain exceptions, until the date Mr. Holland beneficially owns less than 1,000,000 shares of the Company’s outstanding shares of common stock.

Following the Conversion Date, pursuant to the terms of his Employment Agreement, Mr. Holland will receive certain benefits for termination without cause as a result of the elimination of the position of Executive Chairman, including: (i) a pro rata payment of his 2021 annual bonus, (ii) payment each month, for a period of 36 months, of 1/12 of the sum of his current base salary and a pro rata share of his annual bonus paid at target, and (iii) continuation of his benefits, including life insurance, disability, medical, dental, and hospitalization, for 36 months following the Conversion Date. The material terms of Mr. Holland’s previously granted equity awards remain unchanged and will continue vesting during the Advisor Period based on his continued service as an advisor. Pursuant to the Advisory Agreement, if the Advisor Period, after any mutually agreed upon extensions, is terminated prior to the end of the 36-month period, any remaining unvested incentive equity awards previously granted to Mr. Holland will accelerate and become fully vested.

The foregoing summary of the material terms of the Advisory Agreement is subject to the full and complete terms of the agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Appointment of Zeynep Young

On January 26, 2021, Barry Libert, who has served as a member of the Board at the request of BuildGroup since September 2020, informed the Company that he is resigning from the Board effective immediately. Mr. Libert advised the Company that his decision to resign did not involve any disagreement with the Company, but instead reflects BuildGroup’s decision to nominate another member to the Board pursuant to the Company’s Certificate of Designations of the Series A Convertible Preferred Stock (the “Certificate of Designations”), which permits BuildGroup to request the appointment of up to two members on the Board, subject to certain limitations.

On January 26, 2021, at BuildGroup’s request, the Board appointed Zeynep Young as a Class II director to hold office until the Company’s 2021 annual meeting of stockholders or until her successor is duly elected and qualified.

Ms. Young was appointed at the request of BuildGroup. As previously reported on the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 26, 2020 and June 8, 2020, the Company issued and sold 1,777,778 shares of its Series A Convertible Preferred Stock to BuildGroup (the “Preferred Transaction”). Concurrent with the closing of the Preferred Transaction, the Company filed the Certificate of Designations, which, as noted above, permits BuildGroup to request the appointment of up to two members on the Board, subject to certain limitations. Ms. Young is the second director on the Board at the request of BuildGroup, with Mr. Napier being the first.

Ms. Young, age 50, is currently the Strategic Advisor for BuildGroup. She is also a venture partner and advisor for Next Coast Ventures, LLC and has been involved with them since February 2017. Prior to BuildGroup, she was the Chief Executive Officer of Calytera, Inc. from March 2020 until December 2020. Prior to that, she was the Chief Executive Officer of Doubleline Partners LLC.

The Board has determined that Ms. Young is an independent director under relevant SEC and Nasdaq rules. She has not been appointed to any Board committee at this time. There have been no transactions in which the Company has participated and in which Ms. Young had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On January 26, 2021, the Company issued a press release including the above matters. The press release also included the Company’s announcements that:

•	It has retained Egon Zehnder, a global executive search firm, to identify and evaluate additional board candidates;

•	It will submit a proposal at the June 2021 Annual Meeting of Stockholders to declassify the board and provide for the annual election of directors; and

•	It will implement a majority voting standard that would require that directors standing for election receive more votes in favor than against.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Amended and Restated Co-Sale and Voting Agreement, dated January 26, 2021, by and between Benefitfocus, Inc., Mason R. Holland, Jr. and BuildGroup LLC.

10.2	Advisory and Board Observation Agreement, dated January 26, 2021, by and between Benefitfocus, Inc. and Mason R. Holland, Jr.

99.1	Press release dated January 26, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: February 1, 2021	/s/ Stephen M. Swad
Stephen M. Swad
Chief Executive Officer